SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 26, 2004

GLOBAL EPOINT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-21738	33-0423037
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

339 SOUTH CHERYL LANE, CITY OF INDUSTRY, CALIFORNIA	91789
(Address of Principal Executive Offices)	(Zip Code)

(909) 869-1688

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 6. RESIGNATIONS OF REGISTRANT’S DIRECTORS

During the week of January 26, 2004, Daniel Pearlson and Sean Fischer resigned from the Board of Directors of Global ePoint, Inc. (the “Company”). Messrs. Pearlson and Fischer are former employees of the Company’s subsidiary, McDigit, Inc. McDigit, Inc’s Sequent business unit was recently downsized as part of an overall restructuring of the Company’s digital video technology division. A copy of Mr. Pearlson’s resignation letter addressed to the Board of Directors, is attached hereto as Exhibit 99.1.

Mr. Pearlson’s letter makes unsubstantiated allegations of improper acts and business practices. Previously, the Audit Committee of the Company, composed of independent directors, had investigated every specific allegation which was brought to the attention of the officers and directors of the Company by Mr. Pearlson. The Audit Committee solicited the advice of legal counsel and independent accountants in connection with its investigations. Following its investigations, the Audit Committee concluded that there is no basis for the allegations that have been made by Mr. Pearlson and that are apparently the basis for the statements in his resignation letter.

ITEM 7. FINANCIAL STATEMENTS, FINANCIAL INFORMATION, AND EXHIBITS

(c) Exhibits

99.1	Letter, dated January 26, 2004, from Dan Pearlson to the Board of Directors of Global ePoint, Inc.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

GLOBAL EPOINT, INC.

Date: February 2, 2004	By:	/s/ John Pan
John Pan
Chief Financial Officer and Chairman

EXHIBIT INDEX

Exhibit No.	Description	Page No.
99.1	Letter, dated January 26, 2004, from Dan Pearlson to the Board of Directors of Global ePoint, Inc.	99.1-1